Exhibit 99.1

OPNET Announces Results for Third Quarter of Fiscal 2006

Record revenue of $20.1 million

Earnings per share of $0.06

BETHESDA, MD – February 1, 2006 —OPNET Technologies, Inc. (NASDAQ: OPNT), a leading provider of management software for networks and applications, today announced that quarterly revenue for the third fiscal quarter, ended December 31, 2005, was $20.1 million, compared to $16.1 million for the same quarter in the prior fiscal year. Earnings per share for the third quarter of fiscal 2006 were $0.06 on a diluted basis, compared to $0.01 for the same quarter in the prior fiscal year.

Marc A. Cohen, OPNET’s Chairman and CEO, stated, “We are very pleased to report record quarterly revenue for Q3 of 2006. Our performance was the result of achieving record quarterly revenue across all three revenue categories: new software licenses, software license updates and technical support, and professional services. We achieved record quarterly gross profit of $15.6 million, driven by new software license revenue of $8.4 million. Operating income for Q3 improved by $298 thousand from the prior quarter. We also ended the quarter with record deferred revenue of $16.8 million. Legal expenses related to the lawsuit filed by Compuware Corporation in September of 2004 continue to put considerable pressure on our operating margin, as we incurred related legal expenses during Q3 of $1.5 million.”

Financial Highlights for the Third Quarter of Fiscal Year 2006

•	Grew revenue year over year 25.1% to $20.1 million from $16.1 million for the same quarter of fiscal 2005. Revenue for the quarter grew sequentially 10% from $18.3 million for the second quarter of fiscal 2006.

•	Grew license revenue year over year 8.3% to $8.4 million from $7.8 million for the same quarter of fiscal 2005. License revenue for the quarter grew sequentially 11.2% from $7.6 million for the second quarter of fiscal 2006.

•	Ended the quarter with record deferred revenue of $16.8 million, up sequentially from $15.3 million.

•	Improved our gross margin sequentially to 77.5% during the third quarter of fiscal 2006 from 76.9%. Gross profit for the quarter was a record $15.6 million.

•	While operating income decreased year over year from $583 thousand for the same quarter of fiscal 2005 our operating income improved sequentially to $319 thousand from $21 thousand for the second quarter of fiscal 2006.

Mr. Cohen continued, “Our Q3 2006 EPS of $0.06 was positively impacted by recording a tax benefit in the quarter of $101 thousand, which resulted in an effective tax rate for the quarter of negative 9.5%. The tax benefit recorded during Q3 was the result of adjusting previously projected foreign tax credits and projected research and development tax credits to the actual amount of the credits computed on the company’s tax return, which was completed and filed during the quarter. The tax benefit recorded during Q3 was also the result of adjusting similar benefits for the current year. The company’s effective tax rate for Q2 of fiscal 2006 was 30.7%”.

Fourth Quarter Fiscal Year 2006 Financial Outlook

OPNET currently expects fiscal fourth quarter revenue to be between $19.5 and $20.5 million, and earnings per share to be between negative $0.01 and positive $0.02. These estimates represent management’s current expectations about the Company’s future financial performance, based on information available at this time.

OPNET will hold an investor conference call on Wednesday, February 1, 2006 at 5:00pm Eastern Time to discuss the overall results of Q3.

To listen to the OPNET investor conference call:

•	Call 877-407-9205 in the U.S. or 201-689-8054 for international callers, or

•	Use the webcast at www.opnet.com, or at www.investorcalendar.com (click on OPNT under “VCalls by Date”). Investors are advised to go to the web site at least 15 minutes early to register, download, and install any necessary audio software.

To listen to the archived call:

•	Call the replay phone number at 877-660-6853 or 201-612-7415 for international callers. For replay, enter account # 286, conference ID # 187082. The replay will be available from 7:00 pm Eastern Time February 1st through 11:59 pm Eastern Time February 6th.

•	The webcast will be available at www.opnet.com or at www.investorcalendar.com, archived for seven days.

About OPNET Technologies, Inc.

Founded in 1986, OPNET Technologies, Inc. (NASDAQ:OPNT) is a leading provider of management software for networks and applications. For more information about OPNET and its products, visit www.opnet.com.

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OPNET and OPNET Technologies, Inc. are trademarks of OPNET Technologies, Inc. All other trademarks are the property of their respective owners.

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. OPNET Technologies, Inc. (“OPNET”) assumes no obligation to update statements. Forward-looking statements are predictions based upon information available to OPNET as of the date of this press release and involve risks and uncertainties; therefore, actual events or results may differ materially. For a discussion of risk factors, see OPNET’s reports, including its most recent 10-Q and 10-K, filed with the Securities & Exchange Commission.

Note to editors: The word OPNET is spelled with all upper-case letters.

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OPNET Media Contact:	OPNET Investor Relations:
Margarita Castillo	Mel Wesley
OPNET Technologies, Inc.	OPNET Technologies, Inc.
(240) 497-3000	(240) 497-3000
Media@opnet.com	ir@opnet.com

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2005	2004	2005	2004
Revenue:
New software licenses	$8,436	$7,793	$22,646	$21,578
Software license updates and technical support	6,198	4,998	17,922	14,617
Professional services	5,464	3,272	14,271	10,869

Total revenue	20,098	16,063	54,839	47,064

Cost of revenue:
New software licenses	184	202	546	578
Software license updates and technical support	639	597	1,932	1,734
Professional services	3,517	2,367	9,961	7,128
Amortization of acquired technology	192	192	575	460

Total cost of revenue	4,532	3,358	13,014	9,900

Gross profit	15,566	12,705	41,825	37,164

Operating expenses:
Research and development	4,608	3,780	13,796	10,836
Sales and marketing	6,813	5,867	18,989	16,568
General and administrative	3,826	2,475	9,867	5,865

Total operating expenses	15,247	12,122	42,652	33,269

Income (loss) from operations	319	583	(827)	3,895
Interest and other income, net	746	326	1,873	787

Income before provision for income taxes	1,065	909	1,046	4,682
Provision (benefit) for income taxes	(101)	740	(106)	1,979

Net income	$1,166	$169	$1,152	$2,703

Basic net income per common share	$0.06	$0.01	$0.06	$0.13

Diluted net income per common share	$0.06	$0.01	$0.06	$0.13

Basic weighted average common shares outstanding	20,229	20,168	20,345	20,129

Diluted weighted average common shares outstanding	20,523	20,758	20,607	20,626

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	December 31, 2005	March 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$57,423	$38,171
Marketable securities	25,568	44,014
Accounts receivable	12,590	13,480
Unbilled accounts receivable	3,534	2,341
Deferred income taxes, prepaid expenses and other current assets	3,172	3,729

Total current assets	102,287	101,735

Property and equipment, net	5,948	6,227
Intangible assets, net	704	1,279
Goodwill	14,639	14,639
Deferred income taxes and other assets	2,070	1,306

Total assets	$125,648	$125,186

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,453	$828
Accrued liabilities	7,478	6,874
Deferred and accrued income taxes	245	380
Deferred rent	67	—
Deferred revenue	16,115	14,824

Total current liabilities	25,358	22,906

Notes payable	150	150
Deferred rent	1,065	1,107
Deferred revenue	727	1,058

Total liabilities	27,300	25,221

Commitments and contingencies (Note 7)
Stockholders’ equity:
Common stock	27	26
Additional paid-in capital	80,026	79,421
Deferred compensation	—	(15)
Retained earnings	25,865	24,713
Accumulated other comprehensive loss	(415)	(80)
Treasury stock, at cost	(7,155)	(4,100)

Total stockholders’ equity	98,348	99,965

Total liabilities and stockholders’ equity	$125,648	$125,186